Exhibit 10.1

THIS CONCERT PARTY CONFIRMATION DEED (this “Deed”) is made as of August 011, 2018 by and among:

(1)	Dr. Yang Dajun (holder of USA passport no. [***]) (“Dr. Yang”);
(2)	Dr. Guo Edward Ming (holder of USA passport no. [***]) (“Dr. Guo”);
(3)	Dr. Wang Shaomeng (holder of USA passport no. [***]) (“Dr. Wang”);
(4)	Dr. Zhai Yifan (holder of USA passport no. [***]) (“Dr. Zhai”);
(5)	HealthQuest Pharma Limited, a company incorporated in the British Virgin Islands with limited liability (“Dr. Zhai SPV”); and
(6)	Ascentage Limited, a company incorporated in the British Virgin Islands with limited liability (“Founders SPV”)

(collectively, the “Controlling Shareholders”).

WHEREAS:

(A)	As at the date of this Deed:

(i)	Dr. Yang, Dr. Guo and Dr. Wang beneficially own 45.53%, 27.69%, and 26.78% of the issued shares of Founders SPV respectively;

(ii)	Dr. Zhai owns 100% of the issued shares of Dr. Zhai SPV;

(iii)	the Dr. Zhai SPV and the Founders SPV collectively are beneficially interested in approximately 34.48% of the total issued share capital of Ascentage Pharma Group International (the “Company”) as at the date of this Deed; and

(iv)	the Company directly or indirectly owns:

(a)	Jiangsu Ascentage Pharma Co., Ltd (江苏亚盛医药开发有限公司) (“Ascentage Jiangsu”)
(b)	Ascentage International Limited (亚盛国际有限公司) (“Ascentage International”)
(c)	Ascentage Pharma Group Corp Limited (“Ascentage Pharma”)
(d)	Ascentage Investment Limited (亚盛投资有限公司) (“Ascentage HK” or “SPV III”)
(e)	Suzhou Yasheng Pharmaceutical Co., Ltd. (苏州亚盛药业有限公司) (“Ascentage Suzhou”)
(f)	Guangzhou Healthquest Pharma Co., Ltd. (广州顺健生物医药科技有限 公司) (“Healthquest Pharma”)
(g)	Shanghai Yasheng Pharmaceutical Technology Co., Ltd. (上海亚晟医药 科技有限公司) (“Ascentage Shanghai”)
(h)	Ascentage Investment International (“Ascentage Investment” or “SPV II”)
(i)	Jiangsu Ascentage Pharma Pty. Ltd. (“Ascentage Australia”) M
(j)	Ascentage Pharma Group Inc. (“Ascentage US”)

(the Company, together with entities listed under subsections (a) – (j) above are collectively referred to as the “Group”).

(C)	The Controlling Shareholders wish to confirm their mutual understanding and agreement with respect to the development and management of, and the benefits generated or to be generated from, the business of the Group.

NOW THIS DEED WITNESSETH as follows:

1.	ARRANGEMENT OF THE CONTROLLING SHAREHOLDERS

1.1	The Controlling Shareholders acknowledge, confirm and agree that since December 5, 2016:

(a)	the Controlling Shareholders have been and will be actively cooperating and communicating with each other to obtain and maintain the consolidated control and management of the Group, and adopting a consensus building approach with an aim to achieving decisions on a unanimous basis on all major affairs relating to the Company and other relevant members of the Group, including matters required to be approved by its shareholders under the articles of association or other similar charter documents of each relevant member of the Group (whether at special general meetings or annual general meetings);

(b)	all decisions based on the consensus achieved in the meetings of the shareholders of the Company and other relevant members of the Group were not and will not be challenged by any of the Controlling Shareholders nor had they ever attempted to exercise their voting rights independently without the concurrence of the other Controlling Shareholders for any reason;

(c)	the Controlling Shareholders have been and will be exercising their voting rights and have been and will be casting unanimous vote collectively as a group (by themselves and/or through companies controlled by them) for or against all matters and resolutions put to discussion at shareholders’ meetings of the Company and other relevant members of the Group; and

(d)	in relation to all corporate matters that required their decisions, the Controlling Shareholders have been and will be given sufficient time and information to consider and discuss in order to reach consensus.

2.	AMENDMENT

2.1	Each and every party to this Deed undertakes that this Deed constitutes irrevocable undertaking by each and every party hereto once executed.

2.2	This Deed shall not be amended, varied or terminated unless agreed in writing by all parties to this Deed.

3.	GENERAL PROVISIONS RELATING TO THIS DEED

3.1	This Deed shall enure for the benefit of the successors or assigns of the respective parties hereto.

3.2	This Deed may be executed in one or more counterparts each of which shall be binding on each party hereto by whom or on whose behalf it is so executed, but which together shall constitute a single instrument. For the avoidance of doubt, this Deed shall not be binding on any party hereto unless and until it shall have been executed by or on behalf of all persons expressed to be the party hereto.

3.3	If at any time any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect, the legality, validity and enforceability of the remaining provisions of this Deed shall not be affected or impaired thereby.

4.	GOVERNING LAW AND JURISDICTION

This Deed is governed by and shall be construed in accordance with the laws of the Hong Kong Special Administrative Region of the PRC (“Hong Kong”) and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the Hong Kong in relation to any proceedings arising out of or in connection with this Deed but this Deed may be enforced in any court of competent jurisdiction.

Any claims, disputes, actions and proceedings arising out of or in any way relating to this Deed shall be submitted to the Hong Kong International Arbitration Centre (“HKIAC”) and resolved in accordance with the Arbitration Rules of HKIAC then in force. There shall be three (3) arbitrators. The HKIAC Council shall select the arbitrators, who shall be qualified to practice laws in Hong Kong. The place of arbitration shall be Hong Kong and the official language of the Arbitration shall be English. The award of the arbitral tribunal shall be final and binding upon the parties hereto. The arbitrators shall apportion their fees and expenses between the parties hereto and shall be entitled to award costs as they deem appropriate.

IN WITNESS WHEREOF this Deed has been duly executed on the date first above written.

SIGNED AS A DEED by Dr. Yang Dajun	) ) ) ) ) ) )	/s/ Dr. Yang Dajun
Dr. Yang Dajun

[Signature Page to Confirmation Deed]

IN WITNESS WHEREOF this Deed has been duly executed on the date first above written.

SIGNED AS A DEED by Dr. Guo Edward Ming	) ) ) ) ) ) )	/s/ Dr. Guo Edward Ming
Dr. Guo Edward Ming

[Signature Page to Confirmation Deed]

IN WITNESS WHEREOF this Deed has been duly executed on the date first above written.

SIGNED AS A DEED by Dr. Wang Shaomeng	) ) ) ) ) ) )	/s/ Dr. Wang Shaomeng
Dr. Wang Shaomeng

[Signature Page to Confirmation Deed]

IN WITNESS WHEREOF this Deed has been duly executed on the date first above written.

SIGNED AS A DEED by Dr. Zhai Yifan	) ) ) ) ) ) )	/s/ Dr. Zhai Yifan
Dr. Zhai Yifan

[Signature Page to Confirmation Deed]

IN WITNESS WHEREOF this Deed has been duly executed on the date first above written.

SIGNED AS A DEED by Dr. Zhai Yifan For and on behalf of HealthQuest Pharma Limited	) ) ) ) ) ) )	/s/ Dr. Zhai Yifan
Name: Dr. Zhai Yifan Title: Director

[Signature Page to Confirmation Deed]

IN WITNESS WHEREOF this Deed has been duly executed on the date first above written.

SIGNED AS A DEED by Dr. Yang Dajun For and on behalf of Ascentage Limited	) ) ) ) ) ) )	/s/ Dr. Yang Dajun
Name: Dr. Yang Dajun Title: Director

[Signature Page to Confirmation Deed]